SUPPLEMENTAL AGREEMENT

THIS SUPPLEMENTAL AGREEMENT (this “Agreement”) is made as of September 22, 2005 (the “Execution Date”), by and among Altitude Group, LLC, Birch Associates, Inc., and D.C. Capital LLC (collectively, the “Investors”) and American United Group, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company issued $700,000 principal face amount 10% Subordinated Convertible Promissory Notes to the Investors (the “Notes”) pursuant to Subscription Agreements by and between the Investors and the Company, dated June 16, 2003 (the “Subscription Agreements”);

WHEREAS, the Company defaulted on repayment of the Notes;

WHEREAS, the Investors subsequently filed an action against the Company on September 24, 2004 in the Supreme Court of New York, County of New York, entitled Altitude Group LLC v. American United Global, Inc., Index No. 60096/04 (the “Action”), and obtained a judgment against the Company on September 24, 2004 in the amount of $840,695.79 (the “Judgment”);

WHEREAS, the Company was issued in its name a total of 1,222,586 shares of Western Power & Equipment Corp. (WPEC.OB) (the “WPEC Stock”);

WHEREAS, a certificate representing 1,222,586 shares of Western Power & Equipment Corp. (WPEC.OB) (the “WPEC Stock”) in the name of the Company is currently held by counsel for the Investors, Arnold & Porter LLP, pursuant to a Confidential Settlement Agreement entered June 1, 2005 by and between the Company and the Investors (the “Settlement Agreement”).

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

1. Within 30 days of the Execution Date, the Company shall notify counsel for the Investors that it is prepared to wire $1,154,000.00 in cash (the “Amount”) into the account at BB&T Bank (Branch Banking & Trust Company), 1909 K Street NW, Washington, D.C., account number 5162397569, ABA number 054001547 (the “Account”). Within 3 business days of this notification: (1) the Company and the Investors shall execute general mutual releases (the “Releases”) in favor of each other in the form annexed hereto as Exhibit A, and deliver the Releases to counsel for the Investors to be held in escrow with the WPEC Stock, and (2) the Releases and the WPEC Stock shall be shown to Stephen M. Fleming of Sichenzia Ross Friedman Ference LLP (the “Designated Representative”) for inspection, and (3) upon inspection and approval, the Designated Representative shall wire the Amount into the Account, and (4) upon notification by counsel for the Investors that the Amount has been received into the Account, the WPEC Stock shall be released from escrow to the Designated Representative, and the Releases shall be released from escrow to the Designated Representative and to the Investors, and (4) counsel for the Investors shall deduct from the Amount outstanding unpaid legal fees, and issue a check in the sum remaining of the Amount to the Investors.

3. In the event that the Amount is not wired to and received by the Account within thirty (30) days of the Execution Date, this Agreement shall expire by its own terms, with no notice required, and all rights, obligations and duties created under this Agreement, whether expressed or implied, shall terminate.
4. Until the Release executed by the Investors to the Company is released from escrow and delivered to the Designated Representative pursuant to paragraph 1 of this Agreement, nothing in this Agreement shall be construed as a waiver, discharge or release of the Investors’ rights at law and in equity, and the Investors specifically retain all express and implied rights under the Settlement Agreement, and all rights at law or in equity to enforce both the Settlement Agreement and the Judgment.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of date first written above.

COMPANY	INVESTORS
AMERICAN UNITED GLOBAL, INC.	ALTITUDE GROUP, LLC

/s/	/s/

Name: Title:	Name: Title:

BIRCH ASSOCIATES, INC.

/s/

Name: Title:

D.C. CAPITAL, LLC

/s/

Name: Title:

EXHIBIT A

To all to whom these Present shall come or may Concern, Know That

Altitude Group, LLC, Birch Associates, Inc., and D.C. Capital, LLC as RELEASORS

for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, hereby releases and discharges:

American United Global, Inc. as RELEASEE,

the RELEASEE, RELEASEE’S directors, officers, partners, past and present employees, agents, administrators, holding company, parent company, subsidiaries, successors, insurers, assigns, principals and past and present control persons, from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the RELEASEE(S), the RELEASORS’ directors, officers, partners, past and present employees, agents, administrators, holding company, parent company, subsidiaries, successors, insurers, assigns, principals and past and present control persons ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing that has or may have arisen from the beginning of the world to the day of the date of this RELEASE.

The words RELEASOR and RELEASEE include all releasors and all releasees under this RELEASE.

This RELEASE may not be changed orally.

In Witness Whereof, the RELEASORS has hereunto set RELEASORS’ hand and seal on the   day of September, 2005

BIRCH ASSOCIATES, INC.

/s/

Name: Title:

ALTITUDE GROUP, LLC	D.C. CAPITAL, LLC

/s/	/s/

Name: Title:	Name: Title:

To all to whom these Present shall come or may Concern, Know That

American United Global, Inc. as RELEASOR,

for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, hereby releases and discharges:

Altitude Group, LLC, Birch Associates, Inc., and D.C. Capital,LLC as RELEASEES,

the RELEASEES’ directors, officers, partners, past and present employees, agents, administrators, holding company, parent company, subsidiaries, successors, insurers, assigns, principals and past and present control persons, from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the RELEASEES, the RELEASOR, the RELEASOR’S directors, officers, partners, past and present employees, agents, administrators, holding company, parent company, subsidiaries, successors, insurers, assigns, principals and past and present control persons ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing that has or may have arisen from the beginning of the world to the day of the date of this RELEASE.

The words RELEASOR and RELEASEE include all releasors and all releasees under this RELEASE.

This RELEASE may not be changed orally.

In Witness Whereof, the RELEASOR has hereunto set RELEASOR’S hand and seal on the   day of September, 2005

AMERICAN UNITED GLOBAL, INC.

By:	/s/

Title: